Exhibit 10.5
OCUGEN, INC.
INCENTIVE STOCK OPTION AGREEMENT
THIS INCENTIVE STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of the ___ day of ____________, 20___ (the “Grant Date”), by and between Ocugen, Inc., a Delaware corporation (the “Company”), and ________________, an individual (the “Optionee”).
W I T N E S S E T H:
WHEREAS, pursuant to the Ocugen, Inc. 2019 Equity Incentive Plan (the “Plan”), the Company desires to grant to Optionee, and Optionee desires to accept, an option to purchase shares of the common stock of the Company, par value $.01 per share (the “Common Stock”), upon the terms and conditions set forth in this Agreement and the Plan.
NOW, THEREFORE, the parties hereto agree as follows:
1.Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.
2.Grant. Subject to the terms hereof, Optionee is hereby awarded an option (the “Option”) to purchase ________________ shares of Common Stock (the “Option Shares”) at a price of _____ per share (the “Option Price”), which price has been determined by the Committee to be at least the Fair Market Value per Share on the Grant Date; provided, however, that if the Optionee then owns, directly or by attribution under Section 424(b) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value per share on the Grant Date. Subject to the limitations of Section 422(d) of the Code, the Option is intended to qualify as an incentive stock option (“ISO”) within the meaning of Section 422 of the Code. To the extent that the Option does not qualify as an ISO, it will be treated as a non-qualified stock option. In any case, the Company does not guaranty the tax treatment of the Option. The Option Price of the Option Shares shall be paid at the time of exercise, as provided in Section 3 hereof.
3.Exercise.
a.Except as specifically provided otherwise herein or in the Plan, the Option will become exercisable in accordance with the following schedule, provided Optionee remains in continuous service with the Company through the applicable vesting date:
[insert vesting schedule]
For purposes of this Agreement, service with the Company will be deemed to include service with an Affiliate (for only so long as such entity remains an Affiliate).
b.The Option may be exercised in whole or in part in accordance with this Section 3 by delivering to the Secretary of the Company (1) a written notice specifying the number of Shares to be purchased, and (2) payment in full of the Option Price with respect to the Shares to be purchased, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations). The Option Price may be paid by check, electronic funds transfer, or if permitted by the Committee, in the form of previously acquired Shares based on the Fair Market Value of those Shares on the date the Option is exercised or by means of a net cashless exercise.

c.Unless sooner terminated, to the extent not sooner exercised, the Option will terminate ten (10) years from the Grant Date (or five (5) years from the Grant Date, if on the Grant Date the Optionee owns, directly or by attribution under Section 424(b) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company).
4.Termination.
a.If Optionee ceases to perform services for the Company for any reason, any portion of the Option that then remains unexercisable (taking into account any accelerated vesting occurring upon such cessation of service) will expire immediately upon the effective date of Optionee’s cessation of service. If such cessation occurs other than by reason of Optionee’s death or total disability (within the meaning of the Plan), then, unless sooner terminated or exercised under the terms hereof, the exercisable portion of the Option will terminate three (3) months after the effective date of Optionee’s cessation of service; provided, however, that if the Company terminates the Optionee’s service for Cause (as defined below), the entire Option will terminate immediately upon the effective date of Optionee’s cessation of service. If Optionee’s service ceases by reason of Optionee’s death or total disability, then, unless sooner terminated or exercised under the terms hereof, the exercisable portion of the Option will terminate on the date one (1) year after the date of such cessation of service.
b.For purposes of this Agreement, “Cause” will have the meaning defined in any employment or similar service agreement between the Company and Optionee; provided that if no such agreement exists, “Cause” will mean (i) failure or refusal by Optionee to substantially perform his or her duties, or breach by Optionee of the written rules or policies of the Company, which failure, refusal or breach continues for fifteen (15) days after written notice thereof is provided to Optionee; (ii) Optionee’s gross negligence or willful misconduct in the course of his or her service; (iii) Optionee’s commission of fraud or theft; (iv) Optionee’s conviction of, or plea of no contest to, a felony; or (v) material breach by Optionee of any agreement with, or duty owed to, the Company or any Affiliate.
5.Change in Control. In the event of a Change in Control, the Option shall become immediately vested and exercisable with respect to 100% of Option Shares. For avoidance of doubt, the immediately preceding “single trigger” vesting acceleration applies to this Award, even if the Optionee also has an employment agreement with the Company that provides for “double trigger” vesting acceleration (i.e., acceleration of equity vesting upon a severance event proximate to a Change in Control), and this Agreement will control treatment of vesting acceleration of this Award upon a Change in Control in the event of any conflict with the terms of such employment agreement.
6.Rights as Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made. Optionee shall have no rights as a stockholder with respect to any Option Shares until such shares are issued to him or her (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent).
7.Nontransferability. The Option is not assignable or transferable except by will or the laws of descent and distribution. During Optionee’s lifetime, the option may be exercised only by Optionee or, in the event of Optionee’s total disability, Optionee’s legal representative.
8.Securities Restrictions. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the Option Shares, the Board may require, as a condition of exercise of the Option that the Optionee represent, in writing, that (a) such Option Shares are being purchased for investment and not for distribution or resale, (b) the Optionee has been advised and understands that (i) the Option Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions may be endorsed on the certificates.

9.No Right to Continued Service. Nothing in this Agreement shall give Optionee any right to continued employment or service with the Company or interfere in any way with the right of the Company to terminate the employment or service of Optionee at any time, with or without cause.
10.Provisions of Plan. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. Optionee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.
11.Administration. The Board or the committee appointed by the Board to administer the Plan, if any, will have full power and authority to interpret and apply the provisions of this Agreement and act on behalf of the Company in connection with this Agreement, and the decision of said Board or committee as to any matter arising under this Agreement shall be binding and conclusive as to all persons.
12.Company Policies. Optionee agrees, in consideration for the grant of the Option, to be subject to any policies of the Company regarding clawbacks, securities trading and hedging or pledging of securities that may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard.
13.Certain Dispositions of Option Shares. Optionee acknowledges that the tax rules described in Section 421(a) of the Code will not apply to any Option Shares issued to the Optionee pursuant to the exercise of this Option if such Option Shares are disposed of either (a) within two (2) years of the Grant Date, or (b) within one (1) year of the issuance of such Option Shares to the Optionee upon exercise (a “Disqualifying Disposition”). Optionee shall give prompt, written notice to the Company of any Disqualifying Disposition.
14.Miscellaneous.
a.This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.
b.This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
c.This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified except by written instrument executed by the parties.
d.This Agreement may be executed in counterparts, each of which shall be deemed a complete original.
[Execution page follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

OCUGEN, INC.:

By:

Name:

Title:

OPTIONEE:

Printed Name: